As filed with the Securities and Exchange Commission on August 4, 2011
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

EXTERRAN HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	74-3204509 (I.R.S. Employer Identification Number)
16666 Northchase Drive, Houston, Texas 77060
(Address of Principal Executive Offices, including Zip Code)

Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan
Exterran Holdings, Inc. Employee Stock Purchase Plan
(Full title of the plan)
Donald C. Wayne
Senior Vice President, General Counsel and Secretary
16666 Northchase Drive, Houston, Texas
77060
(281) 836-7000
(Name, Address and Telephone Number, including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount Of
Title of Securities	Amount To Be	Offering Price	Aggregate Offering	Registration
To Be Registered	Registered (1)	Per Share (2)	Price (2)	Fee
Common Stock, $0.01 par value per share	3,100,000 (3)	$18.34	$56,854,000	$6,601

(1)	This Registration Statement registers the issuance of an aggregate of 3,100,000 shares of the common stock of Exterran Holdings, Inc., par value $0.01 per share, which amount includes (a) 2,750,000 additional shares issuable under the Registrant’s Amended and Restated 2007 Stock Incentive Plan pursuant to an amendment to such plan that was previously approved by the Registrant’s board of directors and stockholders and (b) 350,000 additional shares issuable under the Registrant’s Employee Stock Purchase Plan pursuant to an amendment to such plan that was previously approved by the Registrant’s board of directors and stockholders. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of common stock which become issuable under the antidilution provision of the plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices reported on the New York Stock Exchange on August 1, 2011.

REGISTRATION OF ADDITIONAL SECURITIES
     This Registration Statement on Form S-8 is being filed to register (i) 2,750,000 shares of common stock, par value $0.01 per share, of Exterran Holdings, Inc. (the “Company”) authorized for issuance pursuant to the Company’s Amended and Restated 2007 Stock Incentive Plan (as amended, the “Stock Incentive Plan”), and (ii) 350,000 shares of common stock, par value $0.01 per share, of the Company authorized for issuance pursuant to the Company’s Employee Stock Purchase Plan (as amended, the “Employee Plan”). These additional shares have become authorized for issuance as a result of the adoption of amendments to each of the Stock Incentive Plan and the Employee Plan approved by the Company’s board of directors and stockholders.
     The common stock registered hereunder in connection with the Stock Incentive Plan is in addition to the 4,750,000 shares of common stock in connection with the Stock Incentive Plan previously registered on the Company’s Registration Statement on Form S-8 filed on August 20, 2007 (File No. 333-145589), the 2,000,000 shares of common stock in connection with the Stock Incentive Plan previously registered on the Company’s Registration Statement on Form S-8 filed on March 2, 2010 (File No. 333-165146), and the 3,000,000 shares of common stock in connection with the Stock Incentive Plan previously registered on the Company’s Registration Statement on Form S-8 filed on November 10, 2010 (File No. 333-170528). These registration statements are incorporated by reference herein in accordance with General Instruction E to Form S-8.
     The common stock registered hereunder in connection with the Employee Plan is in addition to the 650,000 shares of common stock in connection with the Employee Plan previously registered on the Company’s Registration Statement on Form S-8 filed on August 20, 2007 (File No. 333-145589). This registration statement is incorporated by reference herein in accordance with General Instruction E to Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed (other than the portions of those documents furnished or otherwise not deemed to be filed) by the Company with the Securities and Exchange Commission (the “SEC”) are hereby incorporated by reference in this Registration Statement:
•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 24, 2011;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 5, 2011;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed with the SEC on August 4, 2011;

•	The Company’s Current Reports on Form 8-K filed with the SEC on February 25, 2011, March 4, 2011, March 10, 2011, May 24, 2011, June 13, 2011 and July 14, 2011;

•	The Company’s Registration Statement on Form S-8, Registration No. 333-145589, filed with the SEC on August 20, 2007;

•	The Company’s Registration Statement on Form S-8, Registration No. 333-165146, filed with the SEC on March 2, 2010;

•	The Company’s Registration Statement on Form S-8, Registration No. 333-170528, filed with the SEC on November 10, 2010; and

•	The description of the Company’s common stock, par value $0.01 per share, contained in the Company’s Current Report on Form 8-K, filed with the SEC on August 20, 2007, including all amendments and reports filed for the purpose of updating that description.

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     All documents subsequently filed (other than the portions of those documents furnished or otherwise not deemed to be filed) by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.

No.	Description
4.1	Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan, incorporated by reference to Exhibit 10.16 to the Registrant’s Quarterly Report on Form 10-Q, filed November 6, 2007

4.2
Amendment No. 1 to the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan, incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed March 26, 2009

4.3
Amendment No. 2 to the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan, incorporated by reference to Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-Q, filed May 7, 2009

4.4
Amendment No. 3 to the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan, incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed March 29, 2010

4.5
Amendment No. 4 to the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan, incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed March 29, 2011

4.6	Exterran Holdings, Inc. Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed August 23, 2007

4.7	Amendment No. 1 to the Exterran Holdings, Inc. Employee Stock Purchase Plan, incorporated by reference to Annex D to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed March 29, 2011

4.8	Amendment No. 2 to the Exterran Holdings, Inc. Employee Stock Purchase Plan, incorporated by reference to Annex C to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed March 29, 2011

5.1*	Opinion of Latham & Watkins LLP as to the legality of the securities being registered

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1*	Powers of Attorney (set forth on the signature page of this Registration Statement)

*	Filed herewith.

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SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 4, 2011.

EXTERRAN HOLDINGS, INC.
By:	/s/ J. MICHAEL ANDERSON
	Name:	J. Michael Anderson
	Title:	Senior Vice President, Chief Financial Officer and Chief of Staff

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ernie L. Danner, J. Michael Anderson, Kenneth R. Bickett and Donald C. Wayne and each of them severally as his or her true and lawful attorneys-in-fact, with power to act, with or without the other, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 2, 2011.

Signature	Title

/s/ ERNIE L. DANNER Ernie L. Danner	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ J. MICHAEL ANDERSON J. Michael Anderson	Senior Vice President, Chief Financial Officer and Chief of Staff (Principal Financial Officer)

/s/ KENNETH R. BICKETT Kenneth R. Bickett	Vice President, Finance and Accounting (Principal Accounting Officer)

/s/ JANET F. CLARK Janet F. Clark	Director

/s/ URIEL E. DUTTON Uriel E. Dutton	Director

/s/ GORDON T. HALL Gordon T. Hall	Director

/s/ J.W.G. HONEYBOURNE J.W.G. Honeybourne	Director

/s/ MARK A. MCCOLLUM Mark A. McCollum	Director

/s/ WILLIAM C. PATE William C. Pate	Director

/s/ STEPHEN M. PAZUK Stephen M. Pazuk	Director

/s/ CHRISTOPHER T. SEAVER Christopher T. Seaver	Director

INDEX TO EXHIBITS

No.	Description
4.1	Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan, incorporated by reference to Exhibit 10.16 to the Registrant’s Quarterly Report on Form 10-Q, filed November 6, 2007

4.2
Amendment No. 1 to the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan, incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed March 26, 2009

4.3
Amendment No. 2 to the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan, incorporated by reference to Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-Q, filed May 7, 2009

4.4
Amendment No. 3 to the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan, incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed March 29, 2010

4.5
Amendment No. 4 to the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan, incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed March 29, 2011

4.6	Exterran Holdings, Inc. Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed August 23, 2007

4.7	Amendment No. 1 to the Exterran Holdings, Inc. Employee Stock Purchase Plan, incorporated by reference to Annex D to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed March 29, 2011

4.8	Amendment No. 2 to the Exterran Holdings, Inc. Employee Stock Purchase Plan, incorporated by reference to Annex C to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed March 29, 2011

5.1*	Opinion of Latham & Watkins LLP as to the legality of the securities being registered

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1*	Powers of Attorney (set forth on the signature page of this Registration Statement)

*	Filed herewith.